Exhibit 99.1

Investor Relations:	Public Relations:
Doug Miller	Steve Gabriel
Synplicity, Inc.	Porter Novelli
408/215-6000	408/369-1500
ir@synplicity.com	steve.gabriel@porternovelli.com

SYNPLICITY ANNOUNCES REVENUE OF $11.6 MILLION FOR

THE QUARTER ENDED MARCH 31, 2003

Company Strengthens Core Product Line and Expands into Emerging Structured ASIC Market

SUNNYVALE, Calif., April 22, 2003—Synplicity, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced financial results for the quarter ended March 31, 2003. Revenue for the quarter ended March 31, 2003 was $11.6 million, a seven percent increase from revenue of $10.8 million for the quarter ended March 31, 2002 and a two percent decrease from revenue of $11.8 million for the quarter ended December 31, 2002.

On a generally accepted accounting principles (GAAP) basis, net loss was $632,000, or $0.02 per diluted share, for the quarter ended March 31, 2003, which included amortization of intangible assets from acquisitions of $218,000 and stock-based compensation expense of $139,000. For the quarter ended March 31, 2002, GAAP net income was $89,000, or $0.00 per diluted share, which included stock-based compensation expense of $189,000. For the quarter ended December 31, 2002, GAAP net loss was $1.6 million, or $0.06 per diluted share, which included amortization of intangible assets from acquisitions of $192,000, stock-based compensation expense of $6,000 and acquired in-process research and development of $1.1 million from technology acquisitions.

Pro forma net loss was $275,000, or $0.01 per share, for the quarter ended March 31, 2003, compared to pro forma net income of $278,000, or $0.01 per share, for the quarter ended March 31, 2002 and pro forma net loss of $338,000, or $0.01 per share, for the quarter ended December 31, 2002. Pro forma figures exclude the impact of amortization of intangible assets, stock-based compensation expense and acquired in-process research and development. A reconciliation of GAAP to pro forma earnings is included with this press release.

“Over the past quarter, Synplicity further solidified its market position by providing enhancements to our core products, which resulted in higher performance and improved runtimes for our customers,” said Bernard Aronson, president and CEO of Synplicity. “In addition, we have positioned ourselves to be the primary implementation tool supplier to the emerging structured ASIC market. This new class of ASICs targets a large portion of designs being developed and offers substantially lower development costs and much quicker time-to-market compared to traditional ASIC architectures. We believe there is an opportunity for optimized synthesis for this market and Synplicity is at the forefront of delivering solutions for it. We have been working in this area for some time, and recently signed agreements with NEC Electronics, Lightspeed Semiconductor and LSI Logic, three key players in the structured ASIC market, to develop customized products optimized for their specific architectures, allowing ASIC designers to quickly realize the advantages of structured ASICs.”

Synplicity’s earnings call will be webcast today at 2:00 p.m. Pacific, and may be accessed at http://www.synplicity.com or at http://www.tfn.com. Synplicity will discuss its results for the first quarter 2003, as well as its 2003 business outlook. Following completion of the call, a rebroadcast of the webcast will be available at http://www.synplicity.com through May 31, 2003. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific on April 22, 2003 through April 29, 2003. To listen to a replay, call (719) 457-0820, access code 418484.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income (loss) and earnings per share that exclude certain non-cash charges and that have not been calculated in accordance with GAAP. These measures differ from GAAP in that they exclude the amortization of intangible assets from acquisitions, stock-based compensation expense for stock options granted prior to our initial public offering and acquired in-process research and development. We have previously provided these measurements in addition to GAAP financial results because we believe they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses and therefore is helpful to understanding our underlying operational results. Further, these non-GAAP measures are some of the primary measures our management uses for planning and forecasting. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

About Synplicity

Synplicity, Inc. (Nasdaq: SYNP) is a leading provider of software products that enable the rapid and effective design and verification of semiconductors used in networking and communications, computer and peripheral, consumer and military/aerospace electronics systems. Recognizing the company’s industry-leading position, since the year 2000 Dataquest has named Synplicity as the #1 provider of PLD synthesis tools, announcing a 54 percent market share in 2001. Synplicity leverages its innovative logic synthesis, physical synthesis and verification software solutions to improve performance and shorten development time for complex programmable logic devices, application specific integrated circuits (ASICs), structured ASICs and system-on-chip (SoC) integrated circuits. The company’s fast, easy-to-use products offer high quality of results, support industry-standard design languages (VHDL and Verilog) and run on popular platforms. As of March 31, 2003, Synplicity employed 261 people in its 20 facilities worldwide. Synplicity is headquartered in Sunnyvale, Calif. For more information on Synplicity, visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding our overall market position, our product performance, our position and the opportunities in the structured ASIC market and the advantages of working with structured ASICs. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Synplicity’s actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In some cases, you will be able to identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and actual events or results may differ materially. Synplicity cannot provide any assurance that its future results will meet expectations. Synplicity’s operating results could differ materially due to a number of factors, including the continued enhancement of our existing products and our progress in the structured ASIC market. For additional information and considerations regarding the risks faced by Synplicity, see its annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Synplicity believes that the expectations reflected in the forward-looking statements are reasonable, Synplicity cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Synplicity nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Synplicity disclaims any obligation to update information contained in any forward-looking statement.

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Synplicity is a registered trademark of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
Assets:
Current assets:
Cash, cash equivalents and short-term investments	$41,892	$41,310
Accounts receivable, net	6,766	8,607
Other current assets	995	1,041

Total current assets	49,653	50,958
Property and equipment, net	3,233	3,439
Goodwill	1,272	1,272
Intangible assets, net	3,910	4,128
Other assets	712	711

Total assets	$58,780	$60,508

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$914	$1,045
Accrued liabilities	2,690	2,823
Accrued compensation	1,843	2,270
Deferred revenue	12,110	12,197

Total current liabilities	17,557	18,335
Shareholders’ equity:
Common stock.	55,114	55,597
Additional paid-in capital	3,458	3,466
Notes receivable from shareholders	(294)	(294)
Deferred stock-based compensation	(584)	(731)
Accumulated deficit	(16,453)	(15,821)
Accumulated other comprehensive loss	(18)	(44)

Total shareholders’ equity	41,223	42,173

Total liabilities and shareholders’ equity	$58,780	$60,508

SYNPLICITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
	(unaudited)
Revenue:
License	$6,387	$6,206
Maintenance	5,176	4,617

Total revenue	11,563	10,823

Cost of revenue:
Cost of license	56	39
Cost of maintenance	523	461
Amortization of intangible assets from acquisitions	218	—

Total cost of revenue	797	500

Gross profit	10,766	10,323

Operating expenses:
Research and development	5,237	4,519
Sales and marketing	4,886	4,702
General and administrative	1,146	1,086
Stock-based compensation	139	189

Total operating expenses	11,408	10,496

Loss from operations	(642)	(173)
Other income, net	140	278

Income (loss) before income taxes	(502)	105
Provision for income taxes	130	16

Net income (loss)	$(632)	$89

Basic earnings per share:
Basic net income (loss) per common share	$(0.02)	$—

Shares used in per share calculation	25,607	24,985

Diluted earnings per share:
Diluted net income (loss) per common share	$(0.02)	$—

Shares used in per share calculation	25,607	26,964

SYNPLICITY, INC.

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)

(in thousands, except per share data)

	Quarter Ended
	March 31, 2003	March 31, 2002	December 31, 2002
	(unaudited)
GAAP net income (loss)	$(632)	$89	$(1,636)
Amortization of intangible assets from acquisitions	218	—	192
Stock-based compensation	139	189	6
Acquired in-process research and development	—	—	1,100

Pro forma net income (loss)	$(275)	$278	$(338)

Pro forma earnings per share:
Pro forma net income (loss) per common share	$(0.01)	$0.01	$(0.01)

Shares used in pro forma per share calculation	25,607	26,964	25,508